Exhibit 99.2

2018 Senior Executive Vice President, Worldwide Services Compensation Plan

Name: Stephen Holdridge (“Plan Participant”)

Effective Date: 1 January 2018

This document (the “Plan”) constitutes the full terms and conditions of your annual bonus plan for 2018 and supersedes all oral communications and prior writings with respect thereto. As Senior Executive Vice President, Worldwide Services of MicroStrategy Incorporated (“MicroStrategy” and, collectively with its subsidiaries, the “Company”), you are eligible to earn for 2018: (i) an annual bonus described in Section 1 below (the “Contribution Margin Compensation”) and (ii) an annual bonus described in Section 2 below (the “Annuity Compensation”), in each case subject to the general terms set forth in Section 3 below, including, without limitation, the Company’s right of recovery under Section 3(f).

1)	Contribution Margin Compensation

a)	Any Contribution Margin Compensation for 2018 shall be determined by the Compensation Committee of MicroStrategy’s Board of Directors (the “Compensation Committee”) by multiplying (i) the Contribution Margin Rate (as defined below) by (ii) the Contribution Margin (as defined below).

b)	“Contribution Margin Rate” is defined as 1% (one percent).

c)	“Contribution Margin” is defined as Revenue (as defined below) minus Costs (as defined below) minus -$19,500,000 (negative nineteen million five hundred thousand dollars).

(i)    Revenue is defined as the Company’s Delivered Revenue for fiscal 2018 attributable to Consulting and Education Services delivered by the Services department. “Delivered Revenue” is defined as the value of hours worked against customer engagements.

(ii)    Costs is defined as the Company’s expenses accrued for fiscal 2018 of the Services department for Salary, Benefits, Variable Compensation, Travel & Entertainment, Purchase Orders, and Subcontractor Fees, as well as the Company’s expenses accrued for fiscal 2018 for other costs of services originating from non-Services departments that are cross charged to the Services department.

2)	Annuity Compensation

a)	Any Annuity Compensation for 2018 shall be determined by the Compensation Committee by multiplying (i) the Annuity Rate (as defined below) by (ii) the annualized value of Renewal Contracts (as defined below) executed in fiscal 2018 less $300,000,000.

b)	“Annuity Rate” is defined as 1% (one percent).

c)	The annualized value of Renewal Contracts shall be calculated by annualizing the total amounts owed under the applicable Renewal Contracts using a constant foreign exchange rate. “Renewal Contracts” is defined as the Company’s agreements related to Maintenance, Premium Support, Term License and Cloud.

3)	General Terms

a)	The Compensation Committee reserves the right to modify, suspend or terminate this Plan or any bonus payment in whole or in part, at any time, with or without prior notice or reason. The Compensation Committee may exercise discretion to reduce (but not increase) any amounts that would otherwise be payable under this Plan for any reason, including Plan Participant’s failure to comply with the general terms set forth in this Section 3 or due to a financial statement adjustment from a prior period.

b)	No Contribution Margin Compensation or Annuity Compensation shall be earned by or paid to Plan Participant under this Plan unless and until the Compensation Committee certifies in writing the level of achievement of the applicable performance metrics and the applicable corresponding bonus amount, if any.

c)	If Plan Participant’s employment with the Company terminates (regardless of the reason or cause of the employment termination) prior to payment of a bonus under this Plan, no such bonus shall be earned by or paid to Plan Participant under this Plan unless determined otherwise by the Compensation Committee in its sole discretion.

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d)	The Compensation Committee may reduce bonus payments in the event the following conditions are not satisfied:

(i)	Plan Participant’s recording of all material activities in MicroStrategy’s appropriate systems of record;

(ii)	Plan Participant’s full compliance with all MicroStrategy policies, including but not limited to the MicroStrategy Code of Conduct, MicroStrategy Revenue Recognition Policy, MicroStrategy Quote System Policy, and the Contracts Negotiation and Approval Policy; and

(iii)	Plan Participant’s accurate and timely completion and submission of all required Representation Letters and Services Disclosure Questions.

e)	The Company reserves the right to delay, withhold or suspend any bonuses pending the Compensation Committee’s determination of whether each of the above requirements (and all other bonus eligibility requirements set forth herein) have been met. The Company may recover any bonuses paid to Plan Participant if the Compensation Committee subsequently determines that Plan Participant did not meet one or more of the eligibility requirements described in this Plan, the amount calculated as the bonus amount payable was incorrect, or Plan Participant otherwise should not have received the bonus payment.

f)	Notwithstanding the calculations set forth in Sections 1 and 2, the Company shall be entitled to recover any bonus amounts paid to Plan Participant to the extent the bonuses calculated in accordance with Sections 1 and 2 include Revenue or annualized value of Renewal Contracts for which the Company does not ultimately receive payment from customers (the amount to be recovered to equal (i) the bonus amounts calculated pursuant to Section 1 and 2 above less (ii) the bonus amounts calculated pursuant to Section 1 and 2 above with Revenue and annualized value of Renewal Contracts adjusted to subtract the amount of Revenue and annualized value of Renewal Contracts for which the Company does not ultimately receive payment from customers). Any such amount to be recovered by the Company shall be deducted from future bonus amounts otherwise payable to Plan Participant until the amount has been recovered by the Company in full, to the extent permitted by law. In the event that your employment with the Company terminates for any reason, any negative balance owed by you shall be deducted from your final payments (or severance pay if applicable) and any remaining negative balance owed by you following such deductions shall be repaid by you to the Company, in each case to the extent permitted by law.

g)	The Compensation Committee shall have sole responsibility for the administration, interpretation, and implementation of this Plan. Plan Participant must raise with the Chief Human Resources Officer, or if there is no Chief Human Resources Officer, the Chief Financial Officer, any issues he has concerning his bonus statement within 60 days from receipt of the statement. Any claims arising from this Plan shall be forfeited if they are not asserted in writing during this period. All decisions and determinations by the Compensation Committee relating to the Plan and any bonuses, whether or not relating to any issues raised by Plan Participant during the 60 days following receipt of his bonus statement, shall be final.

h)	This Plan is not an employment contract and does not guarantee or create any expectation of employment. Participation in this Plan does not grant Plan Participant the right to continued employment or any right to continuation in Plan Participant’s job assignment.

i)	Notwithstanding anything to the contrary set forth herein, in the event that the sum of the amount of the Contribution Margin Compensation and the Annuity Compensation calculated hereunder for 2018 (collectively, the “Aggregate Bonus Amount”) would exceed $8,000,000, the Compensation Committee shall reduce one or more such bonuses to the extent necessary such that the Aggregate Bonus Amount is less than or equal to $8,000,000.

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I acknowledge and accept this document as my annual bonus plan for 2018.

Plan Participant	MicroStrategy Services Corporation

Signature /s/ Stephen Holdridge	Signature /s/ Phong Le

Name Stephen Holdridge	Name Phong Le

Date 2/13/2018	Date 2/14/2018

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